UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2009

DELEK US HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)
On August 25, 2009, Delek US Holdings, Inc. (“Delek”), entered into an employment agreement (the “Agreement”) with Mark B. Cox, age 50. Under the terms of the Agreement, Mr. Cox will be employed as Delek’s Executive Vice President and Chief Financial Officer commencing September 8, 2009. Since June 2007, Mr. Cox served as the Senior Vice President – Treasurer and Director of Investor Relations of Western Refining, Inc., a publicly traded refining company. Between 1994 and 2007, he was employed by another publicly traded refining company, Giant Industries, Inc., and served in various positions including Vice President, Executive Vice President, Treasurer, Chief Financial Officer and Assistant Secretary.

Under the terms of the Agreement, Mr. Cox will receive a base salary of $240,000 and a cash bonus of $50,000 (the “Contract Bonus”) payable within 30 days after the commencement of employment. Subject to his continued employment, his base compensation will increase to $260,000 and he will be paid a second Contract Bonus on January 1, 2011. He will be eligible to receive an annual cash bonus between 33% and 75% of his base salary at the end of any bonus year in which Delek has an annual bonus program. During his employment, he will also receive the reasonable costs of professional preparation of his personal income tax return(s) and reimbursement of any loss he may incur on the sale of his Texas home up to $100,000.

Under the terms of the Agreement, Mr. Cox will be granted 30,000 restricted stock units and a non-qualified option to purchase 60,000 shares of Delek Common Stock. The restricted stock units and stock option will be granted on September 10, 2009 under Delek’s 2006 Long-Term Incentive Plan and will vest ratably over the first four anniversaries of the grant date. Stock options that vest or are vested upon termination of employment for any reason other than for cause will remain exercisable for 30 calendar days following termination of his employment.

Upon termination of employment by Delek for any reason other than for cause, Mr. Cox will be entitled to a severance payment equal to 50% of his base salary and the continuation of insurance benefits for six months following termination. If he terminates his employment within twelve months of receiving a Contract Bonus, he must repay the Contract Bonus less a pro rata portion thereof attributable to the period of employment from the date of the most recent Contract Bonus to the termination date.

(d)	Not applicable.

(e)	Not applicable.

(f)	Not applicable.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1 Press release of Delek US Holdings, Inc. issued on August 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 27, 2009

DELEK US HOLDINGS, INC.

By:         /s/ Ezra Uzi Yemin
Name:    Ezra Uzi Yemin
Title:      President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release of Delek US Holdings, Inc., issued on August 27, 2009.